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                                                                   EXHIBIT 23.19


                         CONSENT OF MARGARET H. GREENE

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director of New Regions Financial Corporation in the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the merger of Regions Financial Corporation and Union Planters Corporation.


                                    By: /s/ Margaret H. Greene
                                       ----------------------------------------
                                       Margaret H. Greene

April 29, 2004